UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2012

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-33357	65-0643773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Snunit Street	20100
Science Park, POB 455
Carmiel, Israel
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +972-4-988-9488

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On February 23, 2012, Protalix BioTherapeutics, Inc. (the “Company”) issued a press release announcing that Yossi Maimon, the Company’s Vice President and Chief Financial Officer, will present at the Citi 2012 Global Health Care Conference on Monday, February 27, 2012 at 11:00 AM EST. The conference will be held at The Waldorf-Astoria Hotel in New York City on February 27-29, 2012. The press release also announced that Mr. Maimon will be participating in the Credit Suisse Global Healthcare One-on-One Conference on Wednesday, February 29, 2012. The conference will be held at Credit Suisse’s office in London, England on February 29, 2012 to March 2, 2012.

A copy of the press release is furnished as Exhibit 99.1.

The information contained in Item 7.01 of this report and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

On February 22, 2012, the Company issued a press release announcing that it has completed its previously announced underwritten public offering and that the underwriters of the offering exercised, in full, their over-allotment option to purchase an additional 675,000 shares of the Company's common stock in the offering. A copy of the press release is filed as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Press release, dated February 23, 2012.

99.2 Press release, dated February 22, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALIX BIOTHERAPEUTICS, INC.

Date: February 23, 2012	By:	/s/ David Aviezer
	Name:	David Aviezer, Ph.D.
	Title:	President and
Chief Executive Officer

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